Exhibit 10.1

Name:	[●]
Number of Restricted Stock Units subject to Award:	[●]
Date of Grant:	[●]

TRINSEO S.A.

2014 Omnibus Incentive Plan

Restricted Stock Unit Agreement (Non-Employee Directors)

This agreement (this “Agreement”) evidences an award (the “Award”) of restricted stock units (the “Restricted Stock Units”) granted by Trinseo S.A. (the “Company”) to the undersigned (the “Grantee”) pursuant to the Trinseo S.A. 2014 Omnibus Incentive Plan (as amended from time to time, the “Plan”), which is incorporated herein by reference.

1.      Grant of Restricted Stock Units.  On the date of grant set forth above (the “Grant Date”) the Company granted to the Grantee an award consisting of the right to receive on the terms provided herein and in the Plan, one share of Stock with respect to each Restricted Stock Unit forming part of the Award, in each case, subject to adjustment pursuant to Section 7(b) of the Plan in respect of transactions occurring after the date hereof.

The Award shall not be interpreted to bestow upon the Grantee any equity interest or ownership in the Company or any Affiliate prior to the date on which the Company delivers shares of Stock to the Grantee (if any). The Grantee is not entitled to vote any shares of Stock by reason of the granting of this Award or to receive or be credited with any dividends declared and payable on any share of Stock prior to the date on which any such share is delivered to the Grantee hereunder. The Grantee shall have the rights of a shareholder only as to those shares of Stock, if any, that are delivered under this Award.

2.      Meaning of Certain Terms.  Except as otherwise defined herein, all capitalized terms used herein have the same meaning as in the Plan.

3.      Dividend Equivalents.  During the period beginning on the Grant Date and ending on the date that shares of Stock are issued in settlement of vested Restricted Stock Units, the Grantee will accrue dividend equivalents on the Restricted Stock Units equal to any cash dividend or cash distribution that would have been paid on the Restricted Stock Unit had that Restricted Stock Unit been an issued and outstanding share of Stock on the record date for the dividend or distribution. Such accrued dividend equivalents (i) will vest and become payable upon the same terms and at the same time of settlement as the Restricted Stock Unit to which they relate (and will be payable with respect to any shares of Stock that are issued or that are withheld pursuant to Section 8 in order to satisfy Grantee’s Tax-Related Items), (ii) will be denominated and payable solely in cash and paid in such manner as the Company deems appropriate, and (iii) will not bear or accrue interest. Dividend equivalent payments, at settlement, will be net of applicable federal, state, local and foreign income and social insurance withholding taxes as provided in

Section 8. Upon the forfeiture of the Restricted Stock Units, any accrued dividend equivalents attributable to such Restricted Stock Units will also be forfeited.

4.      Vesting, etc.  The Award shall vest in full on the earlier of (a) the first anniversary of the Grant Date, subject to the Grantee’s continued service as a member of the Board through such date, or (b) the termination of the Grantee’s service as a member of the Board as a result of his or her death.  Except as provided in subsection (b), if the Grantee’s service as a member of the Board ceases for any reason, the Award, to the extent not already vested will be automatically and immediately forfeited.

5.      Delivery of Stock.  The Company shall, as soon as practicable upon the vesting of the Restricted Stock Units (but in no event later than March 15 of the year following the year in which such Restricted Stock Units vest) effect delivery of the Stock with respect to such vested Restricted Stock Units to the Grantee (or, in the event of the Grantee’s death, to the person to whom the Award has passed by will or the laws of descent and distribution).  No Stock will be issued pursuant to this Award unless and until all legal requirements applicable to the issuance or transfer of such Stock have been complied with to the satisfaction of the Administrator, including, for the avoidance of doubt to the extent required by Luxembourg law, the payment by the Grantee to the Company of an amount in cash equal to the aggregate par value of the shares of Stock to be delivered in respect of the vested Restricted Stock Units on, or within thirty (30) days of, the vesting of the Restricted Stock Units.  The actual amount the Grantee will be required to pay will be determined at the time that the Award vests based on the par value of the Company's Stock on the Vesting Date.

6.      Forfeiture; Recovery of Compensation. By accepting the Award the Grantee expressly acknowledges and agrees that his or her rights (and those of any permitted transferee) under the Award or to any Stock acquired under the Award or any proceeds from the disposition thereof are subject to Section 6(a)(5) of the Plan (including any successor provision).  Nothing in the preceding sentence shall be construed as limiting the general application of Section 11 of this Agreement.

7.      Nontransferability.  Neither the Award nor the Restricted Stock Units may be transferred except at death in accordance with Section 6(a)(3) of the Plan.

8.      Responsibility for Taxes & Withholding.  Regardless of any action the Company or any of its Affiliates takes with respect to any or all income tax, social insurance, payroll tax, payment on account or other tax-related items related to the Grantee’s participation in the Plan and legally applicable to the Grantee (“Tax-Related Items”), the Grantee acknowledges that the ultimate liability for all Tax-Related Items is and remains the Grantee’s responsibility and may exceed the amount actually withheld by the Company or any of its Affiliates.  The Grantee further acknowledges that the Company and/or its Affiliates (a) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect to the Restricted Stock Units, including, but not limited to, the grant, vesting or settlement of the Restricted Stock Units, the issuance of Stock upon settlement of the Restricted Stock Units, the subsequent sale of Stock acquired pursuant to such issuance and the receipt of any dividends and/or dividend equivalents; and (b) do not commit to and are under no obligation to structure the terms of any Award to reduce or eliminate Grantee’s liability for Tax-Related Items or achieve any particular tax result.  Further, if the Grantee becomes subject to tax in more than one jurisdiction between the date of grant and the date of any relevant taxable event, the Grantee acknowledges that Company and/or its Affiliates may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

Prior to any relevant taxable or tax withholding event, as applicable, the Grantee will pay or make adequate arrangements satisfactory to the Company and/or its Affiliates to satisfy all Tax-Related Items.  In this regard, the Grantee authorizes the Company and/or its Affiliates, or their respective agents, at their discretion, to satisfy the obligations with regard to all Tax-Related Items by one or a combination of the following:

(i)       withholding from the Grantee’s wages/salary or other cash compensation paid to the Grantee by the Company and/or its Affiliates; or

(ii)      withholding from proceeds of the Stock acquired upon vesting/settlement of the Restricted Stock Units either through a voluntary sale or through a mandatory sale arranged by the Company (on Grantee’s behalf pursuant to this authorization); or

(iii)     withholding in Stock to be issued upon vesting/settlement of the Restricted Stock Units provided, however, that if the Grantee is a Section 16 director of the Company under the U.S. Securities and Exchange Act of 1934, as amended, then the Company will withhold in shares of Stock upon the relevant taxable or tax withholding event, as applicable, unless the use of such withholding method is problematic under applicable tax or securities law or has materially adverse accounting consequences, in which case, the obligation for Tax-Related Items may be satisfied by one or a combination of methods (i) and (ii) above.

To avoid negative accounting treatment, the Company and/or its Affiliates may withhold or account for Tax-Related Items by considering applicable minimum statutory withholding amounts or other applicable withholding rates.  If the obligation for Tax-Related Items is satisfied by withholding in Stock, for tax purposes, the Grantee is deemed to have been issued the full number of shares of Stock attributable to the vested Restricted Stock Units, notwithstanding that a number of share are held back solely for the purpose of paying the Tax-Related Items due as a result of any aspect of the Grantee’s participation in the Plan.

The Grantee shall pay to the Company and/or its Affiliates any amount of Tax-Related Items that the Company and/or its Affiliates may be required to withhold or account for as a result of the Grantee’s participation in the Plan that will not for any reason be satisfied by the means previously described. The Company may refuse to issue or deliver the Stock or the proceeds of the sale of Stock if the Grantee fails to comply with the Grantee’s obligations in connection with the Tax-Related Items.

By accepting this grant of Restricted Stock Units, the Grantee expressly consents to the methods of withholding Tax-Related Items by the Company and/or its Affiliates as set forth herein, including the withholding of Stock and the withholding from the Grantee's cash retainer or other amounts payable to the Grantee.  All other Tax-Related Items related to the Restricted Stock Units and any Stock delivered in satisfaction thereof are the Grantee's sole responsibility.

9.       Other Tax Matters.

(a)      The Grantee expressly acknowledges that because this Award consists of an unfunded and unsecured promise by the Company to deliver Stock in the future, subject to the terms hereof, it is not possible to make a so-called “83(b) election” with respect to the Award.

10.      Effect on Service.  Neither the grant of the Restricted Stock Units, nor the delivery of Stock upon vesting of the Award, will give the Grantee any right to be retained in the service of the Company or any of its Affiliates, affect the right of the Company or any of its Affiliates to discharge or discipline such Grantee at any time, or affect any right of such Grantee to terminate his or her service at any time.

11.      Acknowledgements.  By accepting the Award, the Grantee agrees to be bound by, and agrees that the Award and the Restricted Stock Units are subject in all respects to, the terms of the Plan. The Grantee further acknowledges and agrees that (i) this Agreement may be executed in two or more counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument, (ii) this agreement may be executed and exchanged using facsimile, portable document format (PDF) or electronic signature, which, in each case, shall constitute an original signature for all purposes hereunder and (iii) such signature by the Company will be binding against the Company and will create a legally binding agreement when this Agreement is countersigned by the Grantee.

[Signature page follows.]

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officers.

TRINSEO S.A.

By:
Name:
Title:

Dated:    [DATE]

Acknowledged and Agreed:

By:
[Grantee’s Name]

[Signature Page to Restricted Stock Unit Agreement]

COUNTRY APPENDIX

ADDITIONAL TERMS AND CONDITIONS TO RESTRICTED STOCK UNIT AGREEMENT

This Country Appendix (“Appendix”) includes the following additional terms and conditions that govern the Grantee’s Restricted Stock Unit Award for all Grantees that reside and/or work outside of the United States.

Notifications

This Country Appendix also includes information regarding exchange controls and certain other issues of which the Grantee should be aware with respect to the Grantee’s participation in the Plan.  The information is based on the securities, exchange control and other laws in effect in the respective countries as of January 2017.  Such laws are often complex and change frequently.  As a result, the Company strongly recommends that the Grantee not rely on the information in this Country Appendix as the only source of information relating to the consequences of the Grantee’s participation in the Plan because the information may be out of date at the time that the Restricted Stock Units vest, or Stock is delivered in settlement of the Restricted Stock Units, or the Grantee sells any Stock acquired under the Plan.

In addition, the information contained herein is general in nature and may not apply to the Grantee’s particular situation, and none of the Company, its Affiliates, nor the Administrator is in a position to assure the Grantee of a particular result.  Accordingly, the Grantee is advised to seek appropriate professional advice as to how the relevant laws in the Grantee’s country of residence and/or work may apply to the Grantee’s situation.

Finally, if the Grantee transfers employment after the Grant Date, or is considered a resident of another country for local law purposes following the Grant Date, the notifications contained herein may not be applicable to the Grantee, and the Administrator shall, in its discretion, determine to what extent the terms and conditions contained herein shall be applicable to the Grantee.

Terms and Conditions Applicable to All Non-U.S. Jurisdictions

English Language.  The Grantee acknowledges and agrees that it is the Grantee’s express intent that this Agreement, the Plan and all other documents, rules, procedures, forms, notices and legal proceedings entered into, given or instituted pursuant to the Restricted Stock Unit Award, be drawn up in English.  If the Grantee has received this Agreement, the Plan or any other rules, procedures, forms or documents related to the Restricted Stock Unit Award translated into a language other than English, and if the meaning of the translated version is different than the English version, the English version will control.

Repatriation; Compliance with Laws; Insider Trading.  The Grantee agrees, as a condition of the grant of the Restricted Stock Unit Award, to repatriate all payments attributable to the Award and/or cash acquired under the Plan (including, but not limited to, dividends, dividend equivalents, and any proceeds derived from the sale of the Stock acquired pursuant to the Agreement) in accordance with all foreign exchange rules and regulations applicable to Grantee.  The Company and the Administrator reserve the right to impose other requirements on Grantee’s participation in the Plan, on the Restricted Stock Units and on any Stock acquired or cash payments made pursuant to the Agreement, to the extent the Company, its Affiliates or the Administrator determines it is necessary or advisable in order to comply with local law or to facilitate the administration of the Plan, and to require Grantee to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.  Further, the Grantee agrees to take any and all actions as may be required to comply with Grantee’s personal legal and tax obligations under all laws, rules and regulations applicable to the Grantee. Finally, depending on Grantee's country of residence, Grantee may be subject to insider trading restrictions or market abuse laws, which may affect Grantee's ability to acquire or sell Stock or rights to Stock (e.g., restricted stock units) under the Plan during such times as Grantee is considered to have “inside information” regarding the Company (as defined by the laws in the Grantee's country).  Any restrictions under these insider trading or market abuse laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable Company insider trading policy. Neither the Company, nor its Affiliates will be liable for any fines or penalties that Grantee may incur as a result of Grantee's failure to comply with any applicable laws.  Grantee should be aware that securities, exchange control, insider trading and other laws may change frequently and often without notice.  Grantee is hereby advised to confirm the legal obligations that may arise from Grantee's participation in the Plan with a qualified advisor.

Private Placement.  The grant of the Award is not intended to be a public offering of securities in the Grantee’s country of residence and/or employment but instead is intended to be a private placement. As a private placement, the Company has not submitted any registration statement, prospectus or other filings with the local securities authorities (unless otherwise required under local law), and the grant of the Restricted Stock Unit Award is not subject to the supervision of the local securities authorities.

Additional Acknowledgements.    The GRANTEE also acknowledges and agrees to the following:

•   The Plan is established voluntarily by the Company, it is discretionary in nature, and it may be modified, amended, suspended or terminated by the Company at any time, to the extent permitted by the Plan.

•    All decisions with respect to future Awards or other grants, if any, will be at the sole discretion of the Company.

•    The future value of the Stock is unknown and cannot be predicted with certainty.

•    Grantee's participation in the Plan is voluntary.

•    No claim or entitlement to compensation or damages arises from the forfeiture of the Award or any of the Restricted Stock Units, the termination of the Plan, or the diminution in value of the Restricted Stock Units or Stock, and the Grantee irrevocably releases the Company, its Affiliates, the Administrator and their affiliates from any such claim that may arise.

•    Neither the Company nor its Affiliates shall be liable for any foreign exchange rate fluctuation between Grantee's local currency and the U.S. Dollar that may affect the value of the Restricted Stock Units or of any amounts due to Grantee pursuant to the settlement of the Restricted Stock Units or the subsequent sale of any Stock acquired upon settlement.

•    None of the Company, its Affiliates, nor the Administrator is providing any tax, legal or financial advice or making any recommendations regarding the Grantee’s participation in the Plan, the grant, vesting or settlement of the Grantee’s Restricted Stock Units, or the Grantee’s acquisition or sale of the Stock delivered in settlement of the Restricted Stock Units.  The Grantee is hereby advised to consult with his own personal tax, legal and financial advisors regarding his participation in the Plan before taking any action related to the Plan.

SWITZERLAND

Notifications

Securities Law Information.  The Restricted Stock Units are not intended to be publicly offered in or from Switzerland.  Neither this document nor any other materials relating to the Plan (i) constitutes a prospectus as such term is understood pursuant to article 652a of the Swiss Code of Obligations (ii) may be publicly distributed nor otherwise made publicly available in Switzerland  or (iii) have been or will be filed with, approved or supervised by any Swiss regulatory authority, including the Swiss Financial Market Authority (FINMA).

UNITED KINGDOM

Terms and Conditions

Tax Loan.  Notwithstanding any provisions in the Agreement, if payment or withholding of the income tax due in connection with the Restricted Stock Units is not made within ninety (90) days of the event giving rise to the income tax liability or such other period specified in Section 222(1)(c) of the U.K. Income Tax (Earnings and Pensions) Act 2003 (the “Due Date”), the amount of any uncollected income tax paid by the Grantee's employer shall constitute a loan owed to employer by the Grantee, effective as of the Due Date.  The Grantee acknowledges and agrees that the loan will bear interest at the then-current official rate of Her Majesty’s Revenue & Customs (“HMRC”), it shall be immediately due and repayable, and the Company or the Grantee's employer may recover it at any time thereafter by any of the means referred to the Agreement or otherwise.  Notwithstanding the foregoing, if the Grantee is a director or executive officer of the Company (within the meaning of Section 13(k) of the U.S. Securities and Exchange Act of 1934, as amended), the Grantee shall not be eligible for a loan from the Company or the Grantee's employer to cover the income tax liability.  In the event that the Grantee is a director or executive officer of the Company and the income tax is not collected from or paid by the Grantee by the Due Date, the payment of any uncollected income tax and employee national insurance contributions (“NICs”) by the Grantee's employer may constitute a benefit to the Grantee (the “Tax Benefit”) on which additional income tax and NICs will be payable.  If the Grantee is a director or executive officer of the Company, the Grantee will be responsible for paying and reporting any income tax due on the Tax Benefit directly to HMRC under the self-assessment regime, and the Grantee's employer will hold the Grantee liable for the Tax Benefit and the cost of any employee NICs due on the Tax Benefit that the Company or the Grantee's employer was obligated to pay and paid.  The Company or the Grantee's employer (as applicable) may recover the Tax Benefit and the cost of any such employee NICs from the Grantee at any time by any of the means referred to in the Agreement.